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   As filed with the Securities and Exchange Commission on November 14, 2003.    Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

            ---------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

            ---------------------------------------------------------

                               ASB Holding Company
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       United States                                     56-2317250
-------------------------------                       ----------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                                365 Broad Street
                          Bloomfield, New Jersey 07003
            ---------------------------------------------------------
                    (Address of principal executive offices)

                           American Savings Bank of NJ
               Employees' Savings & Profit Sharing Plan and Trust
            ---------------------------------------------------------
                            (Full Title of the Plan)

                                  Eric B. Heyer
                             Chief Financial Officer
                                365 Broad Street
                          Bloomfield, New Jersey 07003
                                  973-748-3600
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                           1100 New York Avenue, N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
            ---------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
================ ============== ================== ================ ============
Title of                         Proposed Maximum  Proposed Maximum  Amount of
Securities to     Amount to be       Offering          Offering     Registration
be Registered(1)  Registered(2) Price Per Share(3)     Price (4)        Fee
----------------  ------------- ------------------ ---------------- ------------
Common Stock
$0.10 par value
per share            39,100           $16.88           $660,008        $53.39
================ ============== ================== ================ ============
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Savings Bank of NJ Employees' Savings & Profit Sharing Plan and Trust (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of ASB Holding Company (the "Company"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization, or similar adjustment(s) of the Common Stock of the Company.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the average of the bid and ask prices of the Common Stock of the Registrant as reported on the OTC Bulletin Board on November 10, 2003.
(4)      Estimated based on (2) and (3) above.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 39,100 shares of Common Stock, $0.10 par value per share, of ASB Holding Company (the "Company") reserved for issuance and delivery under the American Savings Bank of NJ Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on September 8, 2003 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, as filed with the Commission;

         (b) Current Report on Form 8-K (date of event: October 3, 2003) as filed with the Commission on October 3, 2003; and

         (c) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on September 8, 2003.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
------

         Article XI of the Bylaws of the Company sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, Officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Regulations of the Office of Thrift Supervision, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

         The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the Office of Thrift Supervision. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable.

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

         In lieu of an opinion of counsel concerning the Plan's compliance with the requirements of ERISA, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.
------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield in the State of New Jersey, on the 14th day of November, 2003.

                                     ASB Holding Company



                                     By:   /s/Joseph Kliminski
                                           -------------------------------------
                                           Joseph Kliminski
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of ASB Holding Company do hereby severally constitute and appoint Joseph Kliminski as our true and lawful attorney and agent, to do any and all things and acts in our ASB Holding Company names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Joseph Kliminski may deem necessary or advisable to enable ASB Holding Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Joseph Kliminski shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


/s/W. George Parker                     /s/Joseph Kliminski
--------------------------------        ----------------------------------------
W. George Parker                        Joseph Kliminski
Chairman of the Board                   President, Chief Executive Officer and
                                        Director
                                        (Principal Executive Officer)


Date:    November 14, 2003              Date:    November 14, 2003


/s/Robert A. Gaccione                   /s/H. Joseph North
--------------------------------        ----------------------------------------
Robert A. Gaccione                      H. Joseph North
Director                                Director


Date:    November 14, 2003              Date:    November 14, 2003

/s/Stanley Obal                     /s/Vincent S. Rospond
--------------------------------    --------------------------------------------
Stanley Obal                        Vincent S. Rospond
Director                            Director

Date:    November 14, 2003          Date:    November 14, 2003



/s/James H. Ward                    /s/Eric B. Heyer
--------------------------------    --------------------------------------------
James H. Ward, III                  Eric B. Heyer
Director                            Senior Vice President,
                                    Treasurer and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Date:    November 14, 2003          Date:    November 14, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the American Savings Bank of NJ Employees' Savings & Profit Sharing Plan and Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of New Jersey on this 14th day of November, 2003.



                              American Savings Bank of NJ
                              Employees' Savings & Profit Sharing Plan and Trust



                              By:/s/Josephine Castaldo
                                 -----------------------------------------------
                                 Josephine Castaldo
                                 Its Vice President / Branch Administration

                                 As Plan Administrator on behalf of
                                 American Savings Bank of NJ

                                INDEX TO EXHIBITS



Exhibit                           Description
-------                           -----------

4.1 American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust Basic Plan Document

4.2 American Savings Bank of NJ Employees' Savings and Profit Sharing Plan and Trust Adoption Agreement

4.3           Summary Plan Description of the Plan

4.4           Trust Document for the Plan

5.1 Favorable determination letter dated March 7, 2002, confirming that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended

23.1          Consent of Crowe Chizek and Company LLC